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                                                                     EXHIBIT 3.3

                            ARTICLES OF ORGANIZATION
                                       OF
                             KCI PROPERTIES LIMITED

         Pursuant to the provisions of Article 3.01 of the Texas Limited Liability Company Act, the undersigned, acting as organizer, being a natural person of eighteen (18) years of age or more, files these Articles of Organization with the Secretary of State of the State of Texas.

         1. The name of the Limited Liability Company shall be:

                           KCI Properties Limited

         2. The period of duration of the Limited Liability Company shall be thirty (30) years from the date of the date of filing these Articles of Organization.

         3. The purpose of the Limited Liability Company shall be the transaction of any or all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

         4. The address of the principal place of business of the Limited Liability Company shall be:

                           3440 East Houston Street
                           San Antonio, Texas 78219

         5. The name of the initial registered agent and the address of the initial registered office of the Limited Liability Company shall be:

                           Robert E. Wehrmeyer, Jr.
                           3440 East Houston Street
                           San Antonio, Texas 78219

         6. The Limited Liability Company is to be managed by managers. The name and address of the manager/names and addresses of the managers who are to serve as managers until the first annual meeting of the members of the Limited Liability Company or until their successors are duly elected are:

                  James R. Leininger, M. D.                   3440 East Houston St.
                                                              San Antonio, TX 78219

                  Peter A. Leininger, M. D.                   3440 East Houston St.
                                                              San Antonio, TX 78219
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
                  Robert A. Wehrmeyer, Jr.                    3440 East Houston St.
                                                              San Antonio, TX 78219

         7. The Limited Liability Company shall indemnify its managers, officers and employees to the fullest extent a corporation may indemnify its directors, officers, employees and agents under the Texas Business Corporation Act, as now in effect or as hereafter amended.

         8. The member and managers of the Limited Liability Company shall not be liable to the debts, obligations or liabilities of the Limited Liability Company including under a judgment decree or order of a court. No amendment to or repeal of this Paragraph 8 shall apply to or have any affect upon the liability or alleged liability of any manager of the Limited Liability Company for or with respect to any act or omission of such manager occurring prior to such amendment or repeal.

         EXECUTED this 20th day of December, 1991.


                                            /s/ Dennis E. Noll
                                            -----------------------------------
                                            Dennis E. Noll, Organizer
                                            Address:  112 E. Pecan Street
                                            Suite 2000
                                            San Antonio, Texas 78205

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                   STATEMENT OF CHANGE OF REGISTERED OFFICE OR
                   REGISTERED AGENT OR BOTH BY A CORPORATION,
                LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP



1. The name of the entity is KCI PROPERTIES LIMITED. The entity's charter/certificate of authority/file number is 7000228.

2. The registered office address as PRESENTLY as shown in the records of the Texas Secretary of State is: 3440 East Houston Street, San Antonio, Texas 78219.

3. A. _x_ The address of the NEW registered office is: 8023 Vantage Drive, San Antonio, Texas 78230.

OR       B. ___ The registered office address will not change.

4. The name of the registered agent as PRESENTLY shown in the records of the Texas Secretary of State is Robert A. Wehrmeyer, Jr.

5.       A. _x_ The name of the NEW registered agent is Dennis E. Noll.

OR       B. ___ The registered agent will not change.

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.       The changes shown above were authorized by:

         Business Corporations may select A or B
         Non-Profit Corporations may select A, B or C
         Limited Liability Companies may select D or E
         Limited Partnership select F

         A.___    The board of directors
         B.___    An officer of the corporation so authorized by the board of directors
         C.___    The members of the corporation in whom management of the
                  corporation is vested pursuant to article 2.14C of the Texas
                  Non-Profit Corporation Act.
         D.___    Its members
         E.  x    Its managers
         F.___    The limited partnership


                                   /s/ Dennis E. Noll
                                   --------------------------------------------
                                   (Authorized Officer of Corporation)
                                   (Authorized Member or Manager of LLC)
                                   (General Partner of Limited Partnership)